Exhibit 99.1

             BTU International Reports First Quarter 2006 Results;
    Quarterly Net Income Increased to $2.6 Million on Sales of $20.9 Million

     NORTH BILLERICA, Mass.--(BUSINESS WIRE)--April 20, 2006--BTU International, Inc. (Nasdaq NM: BTUI), a leading supplier of advanced thermal processing equipment for the electronics manufacturing and energy generation markets, today announced its financial results for the first quarter ended April 2, 2006.
     Net sales for the quarter were $20.9 million, up 64 percent compared to $12.8 million for the first quarter of 2005, and up 8 percent compared to sales of $19.3 million in the preceding quarter.
     Net income for the 2006 first quarter was up substantially at $2.6 million, or $0.28 per diluted share, compared to a net income of $167,000, or $0.02 per diluted share, reported in the first quarter of 2005, and up 25 percent compared to a net income of $2.1 million, or $0.25 per diluted share in the preceding quarter.
     Commenting on the company's performance, Paul J. van der Wansem, chairman and CEO, said, "Our organization has continued to make good progress, especially in terms of cost reductions throughout our global operations and the further expansion of our China operations."
     Late in the quarter, BTU expanded its product offering with infrared technology through the acquisition of the products, trademarks and other related assets of Radiant Technology Corporation (RTC). "We expect to see increased bookings and shipments for the RTC product lines as time progresses," said van der Wansem.

     Outlook

     "Overall for the year, we expect to see continued sales growth: based upon the current outlook for the electronics industry, as well as a healthy growth rate in the energy generation markets. We believe that the second quarter will be similar or up in sales with results ahead of the first quarter," concluded van der Wansem.

     Teleconference and Simultaneous Webcast

     BTU will be discussing its financial results, along with its outlook for the second quarter of 2006, in a conference call to be held tomorrow, Friday, April 21, at 11:00 a.m. Eastern Time. A webcast of the conference call will be available on BTU's website at www.btu.com or at www.streetevents.com. Replays of the call will be available through May 5, 2006, and can be accessed at these websites or by phone at (888) 203-1112 (pass code 9812124).

     About BTU International

     BTU International is a market-leading supplier of advanced thermal processing equipment to the electronics manufacturing and energy generation markets. BTU manufactures reflow furnaces for printed circuit board assembly as well as for wafer-level packaging and die-level packaging. BTU also provides thermal process equipment for the solar cell, fuel cell and nuclear fuel industries. BTU, with headquarters in North Billerica, MA, operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

     This news release contains express or implied forward-looking statements regarding, among other things, (i) the company's expectation of sales in the second quarter, (ii) the company's expectation for results to be ahead in the second quarter over the first quarter. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission, including but not limited to the company's Annual Report on Form 10-K for the year ended December 31, 2005. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. All information set forth in this press release is as of April 20, 2006, and, unless otherwise required by law, the company disclaims any obligation to revise or update this information in order to reflect future events or developments.


                       BTU INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                             (unaudited)
                                                April,      December
                                                  2            31,
Assets                                           2006         2005
                                             ------------ ------------

Current assets
     Cash and cash equivalents                   $18,207      $15,460
     Accounts receivable                          20,916       16,519
     Inventories                                  15,488       13,933
     Other current assets                            447          489
                                             ------------ ------------

          Total current assets                    55,058       46,401
                                             ------------ ------------

Property, plant and equipment, net                 2,402        2,343

Other assets, net                                  1,973          161
                                             ------------ ------------

                  Total assets                   $59,433      $48,905
                                             ============ ============

Liabilities and stockholders' equity

Current liabilities
     Current portion of long-term debt              $302         $183
     Borrowings under line of credit                   -            -
     Other current liabilities                    11,665       10,850
                                             ------------ ------------

          Total current liabilities               11,967       11,033

Long-term debt, less current portion               9,714        5,106

Long-term deferred compensation                      283          283
                                             ------------ ------------

                  Total liabilities               21,964       16,422
                                             ------------ ------------

          Total stockholders' equity              37,469       32,483
                                             ------------ ------------

                  Total liabilities and
                   stockholders' equity          $59,433      $48,905
                                             ============ ============



                       BTU INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data)
                             (Unaudited)


                                               Three Months Ended
                                           ---------------------------
                                              April 2,      April 3,
                                                2006          2005
                                           ------------- -------------

Net sales                                       $20,935       $12,792
Costs of goods sold                              12,903         8,277
                                           ------------- -------------

  Gross profit                                    8,032         4,515

Operating expenses:
   Selling, general and administrative            4,405         3,444
   Research, development
     and engineering                                928           772
                                           ------------- -------------

Operating income                                  2,699           299
Interest income                                      91             1
Interest expense                                    (70)         (133)
Other income (loss), net                            (45)            -
                                           ------------- -------------

Income before provision
  for income taxes                                2,675           167

Provision for income taxes                          (54)            -
                                           ------------- -------------

Net income                                       $2,621          $167
                                           ============= =============

Income per share:
   Basic                                          $0.29         $0.02
   Diluted                                        $0.28         $0.02

Weighted average number of
  shares outstanding:
   Basic shares                               9,009,347     7,218,624
   Effect of dilutive options                   398,100        71,996
                                           ------------- -------------

   Diluted shares                             9,407,447     7,290,620
                                           ============= =============


     CONTACT: BTU International, Inc.
              Tom Kealy, 978-667-4111 Ext. 106
              Vice President, CAO
              or
              For BTU International
              Bill Monigle, 603-424-1184
              IR Counsel